                                                                 Exhibit (16)(e)
AVERAGE ANNUAL TOTAL RETURN COMPUTATION
NO LOAD


   FUND:  EQUITY INCOME FUND

                n
FORMULA:  P(1+T)  = ERV

  WHERE:  P =  A Hypothetical initial payment of $1,000
          T =  Average annual total return
          N =  Number of years

        ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).



                                        AVERAGE
                              ENDING    ANNUAL
           DATES            REDEEMABLE  RATE OF
PERIOD     COVERED            VALUE     RETURN     * FORMULA
-------------------------------------------------------------------------------
From Fund 12/14/90
Inception to 4/30/92          1233.63    15.02%     @RATE(1,233.63, 1,000, 1.5)

---------------


PERIOD = 1.5 YEARS

LOTUS 123 @RATE FUNCTION:

          @RATE (fv,pv,term)  The periodic interest rate necessary for present value "pv", to grow to future value "fv", over the number of compounding periods in "term".

                                 1/n
                              fv
                              ----      -1
                              pv

          FUND NAME
------------------------------------
GALAXY EQUITY INCOME FUND, INC.
DATE OF FUND INCEPTION: 14-Dec-90
FUND'S FISCAL YEAR-END: OCTOBER 31

                                       N.A.V.    BEGINNING
 INITIAL       SALES     $ AMOUNT     AT FUND    NUMBER OF
INVESTMENT     LOAD       INVESTED   INCEPTION  SHARES HELD
------------------------------------------------------------
$10,000        0.00%      $10,000     $10.00     1000.0000






  RECORD          EX-DATE       PAY DATE         MONTH END         PER SHARE    PER SHARE CAP    REINVESTMENT        MONTH-END
   DATE                                                              INCOME         GAIN         PRICE                 N.A.V.
                                                                    DIVIDEND    DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------------------
INCEPTION OF FUND                                 14-Dec-90         $0.0000        $0.0000         $10.00              $10.00

     N/A            N/A            N/A            31-Dec-90         $0.0000        $0.0000         $ 9.99              $ 9.99

     N/A            N/A            N/A            31-Jan-91         $0.0000        $0.0000         $10.23              $10.23

     N/A            N/A            N/A            28-Feb-91         $0.0000        $0.0000         $10.81              $10.81

  20-Mar-91      21-Mar-91      27-Mar-91         31-Mar-91         $0.0880        $0.0000         $10.86              $10.83

     N/A            N/A            N/A            30-Apr-91         $0.0000        $0.0000         $10.88              $10.88

     N/A            N/A            N/A            31-May-91         $0.0000        $0.0000         $11.29              $11.29

  20-Jun-91      21-Jun-91      27-Jun-91         30-Jun-91         $0.0870        $0.0000         $10.84              $10.75

     N/A            N/A            N/A            31-Jul-91         $0.0000        $0.0000         $11.11              $11.11

     N/A            N/A            N/A            31-Aug-91         $0.0000        $0.0000         $11.36              $11.36

  20-Sep-91      23-Sep-91      27-Sep-91         30-Sep-91         $0.0850        $0.0000         $11.10              $11.13

     N/A            N/A            N/A            31-Oct-91         $0.0000        $0.0000         $11.29              $11.29

     N/A            N/A            N/A            30-Nov-91         $0.0000        $0.0000         $10.86              $10.86

  19-Dec-91      20-Dec-91      27-Dec-91         31-Dec-91         $0.0930        $0.1970         $10.93              $11.63

     N/A            N/A            N/A            31-Jan-92         $0.0000        $0.0000         $11.42              $11.42

     N/A            N/A            N/A            29-Feb-92         $0.0000        $0.0000         $11.52              $11.62

  16-Mar-92      17-Mar-92      25-Mar-92         31-Mar-92         $0.0660        $0.0000         $11.49              $11.36

     N/A            N/A            N/A            30-Apr-92         $0.0000        $0.0000         $11.67              $11.67


TOTAL VALUE      CUMULATIVE        PRIOR 3        PRIOR 12      YEAR            MONTHLY
OF SHARES        FROM FUND         MONTHS         MONTHS       TO-DATE
HELD             INCEPTION
-----------------------------------------------------------------------------------------
$10,000.00          0.00%            N/A            N/A            N/A            N/A

$9,990.00          -0.10%            N/A            N/A         -0.10%         -0.10%

$10,230.00          2.30%            N/A            N/A          2.40%          2.40%

$10,810.00          8.10%          8.10%            N/A          8.21%          5.67%

$10,917.76          9.18%          9.29%            N/A          9.29%          1.00%

$10,968.16          9.68%          7.22%            N/A          9.79%          0.46%

$11,381.48         13.81%          5.29%            N/A         13.93%          3.77%

$10,924.09          9.24%          0.06%            N/A          9.35%         -4.02%

$11,289.92         12.90%          2.93%            N/A         13.01%          3.35%

$11,543.95         15.44%          1.43%            N/A         15.56%          2.25%

$11,396.85         13.97%          4.33%            N/A         14.08%         -1.27%

$11,560.69         15.61%          2.40%            N/A         15.72%          1.44%

$11,120,38         11.20%         -3.67%            N/A         11.32%         -3.81%

$12,224.81         22.25%          7.25%         22.37%         22.37%          9.93%

$12,004.07         20.04%          3.84%         17.34%         -1.81%         -1.81%

$12,214.30         22.14%          9.84%         12.99%         -0.09%          1.75%

$12,008.55         20.09%         -1.77%          9.99%         -1.77%         -1.68%

$12,336.25         23.36%          2.77%         12.47%          0.91%          2.73%


